Exhibit 99.1

NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Analysts	Investors
Erin Davis	Andrew Kirk	Investor Services
314.554.2182	314.554.3942	800.255.2237
edavis@ameren.com	akirk@ameren.com	invest@ameren.com
For Immediate Release
Ameren Announces First Quarter 2019 Results

•	First Quarter Diluted Earnings Per Share were $0.78 in 2019 vs. $0.62 in 2018

•	Guidance Range for 2019 Affirmed at $3.15 to $3.35 Per Diluted Share
ST. LOUIS (May 9, 2019) — Ameren Corporation (NYSE: AEE) today announced first quarter 2019 net income attributable to common shareholders of $191 million, or $0.78 per diluted share, compared to first quarter 2018 net income attributable to common shareholders of $151 million, or $0.62 per diluted share.
The increase in year-over-year earnings reflected the benefits of increased infrastructure investments, which contributed to higher net income at each of Ameren’s business segments. Ameren Illinois Natural Gas earnings increased as a result of higher delivery service rates and a change in rate design. Increased infrastructure investments drove higher earnings at Ameren Transmission and Ameren Illinois Electric Distribution, each of which benefits from formulaic ratemaking. Ameren Missouri earnings also rose reflecting higher weather-driven electric retail sales and energy efficiency performance incentives that offset the comparative impacts of timing differences in 2018 between income tax expense and revenue reductions related to federal tax reform. The first quarter earnings comparison also benefited from a lower consolidated effective income tax rate.
"Our first quarter results reflect the strong execution of our strategy across all of our jurisdictions, which we believe will continue to deliver superior value to our customers and shareholders," said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. "We remain on track to deliver within our 2019 earnings per share guidance range of $3.15 to $3.35."
Earnings Guidance
Today, Ameren also affirmed its 2019 earnings guidance range of $3.15 to $3.35 per diluted share. Earnings guidance for 2019 assumes normal temperatures for the last nine months of this year and is subject to the effects of, among other things: 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic, capital and credit market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.

Ameren Missouri Segment Results
Ameren Missouri first quarter 2019 earnings were $39 million, compared to first quarter 2018 earnings of $38 million. The year-over-year improvement reflected higher electric retail sales due, in part, to colder winter temperatures and energy efficiency performance incentives. These positive factors offset the comparative impacts of $19 million of timing differences in 2018 between income tax expense and revenue reductions related to the Tax Cuts and Jobs Act of 2017 (TCJA). These timing differences will impact 2019 quarterly earnings comparisons but are not expected to impact the full-year comparison.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution first quarter 2019 earnings were $36 million, compared to first quarter 2018 earnings of $33 million. The year-over-year improvement reflected increased earnings on infrastructure investments partially offset by a lower allowed return on equity due to a lower average 30-year U.S. Treasury bond yield in 2019 compared to 2018.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas first quarter 2019 earnings were $57 million, compared to first quarter 2018 earnings of $42 million. The year-over-year improvement reflected higher delivery service rates, which incorporated increased infrastructure investments, effective in November 2018. First quarter 2019 earnings also benefited by $9 million from a change in rate design, which is not expected to impact full-year results.
Ameren Transmission Segment Results
Ameren Transmission first quarter 2019 earnings were $44 million, compared to first quarter 2018 earnings of $37 million. The year-over-year improvement reflected increased earnings on infrastructure investments.
Other Results (includes items not reported in a business segment)
Other results for the first quarter of 2019 reflected earnings of $15 million, compared to first quarter 2018 earnings of $1 million. The year-over-year improvement reflected a lower effective income tax rate primarily due to recognition of tax benefits associated with stock-based compensation. In addition, the comparison benefited from a $5 million decrease in income tax expense, which is not expected to impact full-year results.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Thursday, May 9, to discuss 2019 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Q1 2019 Earnings Conference Call," where an accompanying slide presentation will also be available. The conference call and presentation will be archived for one year in the “Investor News & Events” section of the website under “Events and Presentations.”

About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects. For more information, visit Ameren.com, or follow us on Twitter at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year-ended December 31, 2018, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, such as those that may result from the complaint case filed in February 2015 with the Federal Energy Regulatory Commission (FERC), a new methodology to determine the allowed base return on common equity under the Midwest Independent System Operator (MISO) tariff proposed by the FERC in November 2018, the Notices of Inquiry issued by the FERC in March 2019, Ameren Missouri’s natural gas regulatory rate review filed with the Missouri Public Service Commission in December 2018, an appeal filed by the Missouri Office of Public Counsel in January 2019 in Ameren Missouri's Renewable Energy Standard Rate Adjustment Mechanism case, Ameren Illinois’ April 2019 annual electric distribution formula rate update filing, and future regulatory, judicial, or legislative actions that change regulatory recovery mechanisms;

•
the effect of Ameren Illinois’ participation in performance-based formula ratemaking frameworks under the Illinois Energy Infrastructure Modernization Act and the Illinois Future Energy Jobs Act (FEJA), including the direct relationship between Ameren Illinois’ return on common equity and the 30-year United States Treasury bond yields, and the related financial commitments;

•	the effect of Missouri Senate Bill 564 on Ameren Missouri, including as a result of Ameren Missouri’s election to use plant-in-service accounting and the resulting customer rate caps;

•	the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;

•	the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates, amendments or technical corrections to the TCJA, and challenges to the tax positions we have taken;

•
the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

•	the effectiveness of Ameren Missouri’s customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act programs;

•
Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and the FEJA electric customer energy-efficiency goals and the resulting impact on its allowed return on equity;

•
our ability to align overall spending, both operating and capital, with frameworks established by our regulators and to recover these costs in a timely manner in our attempt to earn our allowed returns on equity;

•
the cost and availability of fuel, such as ultra-low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power, zero emission credits, renewable energy credits, and natural gas for distribution; and the level and volatility of future market prices for such commodities and credits, including our ability to recover the costs for such commodities and credits and our customers’ tolerance for any related price increases;

•
disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from the one Nuclear Regulatory Commission-licensed supplier of Ameren Missouri's Callaway Energy Center's assemblies;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri's energy sales;

•	the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•
the ability to obtain sufficient insurance, including insurance for Ameren Missouri’s Callaway Energy Center, or, in the absence of insurance, the ability to recover uninsured losses from our customers;

•
the impact of cyberattacks on us or our suppliers, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;

•	business and economic conditions, including their impact on interest rates, collection of our receivable balances, and demand for our products;

•
disruptions of the capital markets, deterioration in our credit metrics, including as a result of the implementation of the TCJA, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the actions of credit rating agencies and the effects of such actions;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•
the effects of breakdowns or failures of equipment in the operation of natural gas transmission and distribution systems and storage facilities, such as leaks, explosions, and mechanical problems, and compliance with natural gas safety regulations;

•	the effects of breakdowns or failures of electric generation, transmission, or distribution equipment or facilities, which could result in unanticipated liabilities or unplanned outages;

•	the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

•
the impact of current environmental laws and new, more stringent, or changing requirements, including those related to carbon dioxide and the proposed repeal and replacement of the Clean Power Plan and potential adoption and implementation of the Affordable Clean Energy Rule, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy requirements in Missouri and Illinois and with the zero emission standard in Illinois;

•
Ameren Missouri’s ability to acquire wind and other renewable generation facilities and recover its cost of investment and related return in a timely manner, which is affected by the ability to obtain all necessary project approvals; the availability of federal production and investment tax credits related to renewable energy and Ameren Missouri’s ability to use such credits; the cost of wind and solar generation technologies; and Ameren Missouri’s ability to obtain timely interconnection agreements with MISO or other Regional Transmission Organizations, including the costs of such interconnections;

•
labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;

•
the impact of negative opinions of us or our utility services that our customers, legislators, or regulators may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, or negative media coverage;

•	the impact of adopting new accounting guidance;

•	the effects of strategic initiatives, including mergers, acquisitions, and divestitures;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Operating Revenues:
Electric	$1,182	$1,223
Natural gas	374	362
Total operating revenues	1,556	1,585
Operating Expenses:
Fuel	160	188
Purchased power	156	163
Natural gas purchased for resale	161	171
Other operations and maintenance	417	431
Depreciation and amortization	248	234
Taxes other than income taxes	126	125
Total operating expenses	1,268	1,312
Operating Income	288	273
Other Income, Net	29	23
Interest Charges	97	101
Income Before Income Taxes	220	195
Income Taxes	27	42
Net Income	193	153
Less: Net Income Attributable to Noncontrolling Interests	2	2
Net Income Attributable to Ameren Common Shareholders	$191	$151

Earnings per Common Share – Basic and Diluted	$0.78	$0.62

Weighted-average Common Shares Outstanding – Basic	244.9	242.9
Weighted-average Common Shares Outstanding – Diluted	246.4	244.4

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	March 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$8	$16
Accounts receivable - trade (less allowance for doubtful accounts)	517	463
Unbilled revenue	238	295
Miscellaneous accounts receivable	74	79
Inventories	402	483
Current regulatory assets	113	134
Other current assets	70	63
Total current assets	1,422	1,533
Property, Plant, and Equipment, Net	23,044	22,810
Investments and Other Assets:
Nuclear decommissioning trust fund	754	684
Goodwill	411	411
Regulatory assets	1,134	1,127
Other assets	744	650
Total investments and other assets	3,043	2,872
TOTAL ASSETS	$27,509	$27,215
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$336	$580
Short-term debt	799	597
Accounts and wages payable	522	817
Taxes accrued	81	53
Interest accrued	81	93
Customer deposits	111	116
Current regulatory liabilities	161	149
Other current liabilities	301	282
Total current liabilities	2,392	2,687
Long-term Debt, Net	8,221	7,859
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,666	2,623
Accumulated deferred investment tax credits	42	43
Regulatory liabilities	4,731	4,637
Asset retirement obligations	630	627
Pension and other postretirement benefits	558	558
Other deferred credits and liabilities	422	408
Total deferred credits and other liabilities	9,049	8,896
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,625	5,627
Retained earnings	2,099	2,024
Accumulated other comprehensive loss	(21)	(22)
Total Ameren Corporation shareholders’ equity	7,705	7,631
Noncontrolling Interests	142	142
Total equity	7,847	7,773
TOTAL LIABILITIES AND EQUITY	$27,509	$27,215

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended March 31,
	2019	2018
Cash Flows From Operating Activities:
Net income	$193	$153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	245	230
Amortization of nuclear fuel	23	24
Amortization of debt issuance costs and premium/discounts	5	5
Deferred income taxes and investment tax credits, net	32	26
Allowance for equity funds used during construction	(6)	(5)
Stock-based compensation costs	6	6
Other	(8)	2
Changes in assets and liabilities	(103)	(183)
Net cash provided by operating activities	387	258
Cash Flows From Investing Activities:
Capital expenditures	(544)	(579)
Nuclear fuel expenditures	(21)	(12)
Purchases of securities – nuclear decommissioning trust fund	(39)	(38)
Sales and maturities of securities – nuclear decommissioning trust fund	36	34
Other	1	(2)
Net cash used in investing activities	(567)	(597)
Cash Flows From Financing Activities:
Dividends on common stock	(116)	(111)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	202	475
Maturities of long-term debt	(329)	—
Issuances of long-term debt	450	—
Issuances of common stock	19	17
Employee payroll taxes related to stock-based compensation	(29)	(19)
Debt issuance costs	(4)	—
Net cash provided by financing activities	191	360
Net change in cash, cash equivalents, and restricted cash	11	21
Cash, cash equivalents, and restricted cash at beginning of year	107	68
Cash, cash equivalents, and restricted cash at end of period	$118	$89

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2019	2018
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,838	3,780
Commercial	3,549	3,528
Industrial	1,012	1,053
Street lighting and public authority	28	29
Ameren Missouri retail load subtotal	8,427	8,390
Off-system	1,836	2,549
Ameren Missouri total	10,263	10,939
Ameren Illinois Electric Distribution
Residential	3,133	3,071
Commercial	2,957	2,977
Industrial	2,744	2,814
Street lighting and public authority	137	146
Ameren Illinois Electric Distribution total	8,971	9,008
Eliminate affiliate sales	(17)	(78)
Ameren Total	19,217	19,869
Electric Revenues (in millions):
Ameren Missouri
Residential	$312	$332
Commercial	239	252
Industrial	55	61
Other, including street lighting and public authority	41	27
Ameren Missouri retail load subtotal	$647	$672
Off-system	57	69
Ameren Missouri total	$704	$741
Ameren Illinois Electric Distribution
Residential	$217	$219
Commercial	123	124
Industrial	34	35
Other, including street lighting and public authority	13	22
Ameren Illinois Electric Distribution total	$387	$400
Ameren Transmission
Ameren Illinois Transmission(a)	$70	$62
ATXI	44	42
Ameren Transmission total	$114	$104
Other and intersegment eliminations(a)	(23)	(22)
Ameren Total	$1,182	$1,223

(a)	Includes $15 million and $13 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended
	March 31,
	2019	2018
Gas Sales - dekatherms (in millions):
Ameren Missouri	9	9
Ameren Illinois Natural Gas	73	68
Ameren Total	82	77
Gas Revenues (in millions):
Ameren Missouri	$54	$51
Ameren Illinois Natural Gas	320	311
Ameren Total	$374	$362
	March 31,	December 31,
	2019	2018
Common Stock:
Shares outstanding (in millions)	245.6	244.5
Book value per share	$31.37	$31.21